STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

AND MERGER

Section 253C Parent into Subsidiary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

LIGHTVIEW, INC., a Nevada Corporation

INTO

GEEKS ON CALL HOLDINGS, INC., a Delaware Corporation

Lightview, Inc., a corporation organized and existing under the laws of the State of Nevada,

DOES HEREBY CERTIFY:

FIRST: That it was organized as a Nevada corporation pursuant to the provisions of the Nevada Revised Statutes on December 22, 2006.

SECOND: That it owns 100% of the outstanding shares of the capital stock of Geeks On Call Holdings, Inc., a corporation organized pursuant to the provisions of the General Corporation Law of the State of Delaware on December 21, 2007.

THIRD: That by written consent of its board of directors, dated January 23, 2008, determined to merge the corporation into said Geeks On Call Holdings, Inc., and did adopt the following resolutions:

RESOLVED, that this corporation, Lightview, Inc., merges itself into Geeks On Call Holdings, Inc., which corporation assumes all of the obligations of Lightview, Inc.

FURTHER RESOLVED, that the terms and conditions of the merger are as follows:

Upon completion of the merger, the holders of the common stock of Lightview, Inc. shall receive 1.3 shares of the common stock of Geeks On Call Holdings, Inc. in exchange for each share of common stock of Lightview, Inc. and shall have no further claims of any kind or nature; and all of the common stock of Geeks On Call Holdings, Inc. held by Lightview, Inc. shall be surrendered and cancelled.

FOURTH: That this merger has been approved by the holders of at least a majority of the outstanding shares of stock of this corporation, Lightview, Inc., by written consent in lieu of a meeting of the stockholders.

FIFTH: That the name of the surviving corporation shall be Geeks On Call Holdings, Inc.

IN WITNESS WHEREOF, said parent corporation has caused this Certificate to be signed by an authorized officer this 23rd day of January, 2008.

By:	/s/ Ryan Goldstein
Authorized Officer

Name:	Ryan Goldstein
Print or Type

Title:	President, Director and Treasurer